                                                                      Exhibit 11


                        OURPET'S COMPANY AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE

                                           Three Months Ended             Six Months Ended
                                                 June 30,                     June 30,
                                      ---------------------------   ---------------------------
                                           2002           2001           2002          2001
                                      ---------------------------------------------------------

Net loss                              $  (155,690)   $   (77,554)   $  (273,684)   $  (153,796)

Preferred Stock dividend requirements     (19,571)       (24,932)       (38,927)       (49,589)
                                      ---------------------------------------------------------

Net loss attributable to
 common stockholders                  $  (175,261)   $  (102,486)   $  (312,611)   $  (203,385)
                                      =========================================================

Weighted average number of common
 shares outstanding                    11,048,797     10,644,687     11,033,714     10,644,687
                                      =========================================================

Net loss per common share             $     (0.02)   $     (0.01)   $     (0.03)   $     (0.02)
                                      =========================================================